EXHIBIT 99.1

IRADIMED CORPORATION Announces Second Quarter 2022 Financial Results
•	Reports second quarter 2022 revenue of $12.7 million, GAAP diluted EPS of $0.26 and non-GAAP diluted EPS of $0.26
•	Announces third quarter 2022 financial guidance

Winter Springs, Florida, July 29, 2022 – IRADIMED CORPORATION (the “Company”) (NASDAQ: IRMD), announced today its financial results for the three and six months ended June 30, 2022. The Company is a leader in the development of innovative magnetic resonance imaging (“MRI”) medical devices and the only known provider of a non-magnetic intravenous (“IV”) infusion pump system, and non-magnetic patient vital signs monitoring systems that are designed for use during MRI procedures.

“It is with great satisfaction that we announce our highest ever revenue quarter and the third consecutive quarter of record revenues. Further, orders booked in the quarter exceeded our shipments, providing a strong backlog as we enter the second half of 2022. These results demonstrate the strength of our business and the desirability of our products, as well as our ability to overcome supply chain issues facing most industries in these periods. We expect this strong uplifting trend to continue as we further penetrate our target market and scale our commercial capabilities,” said Roger Susi, President, Chief Executive Officer, and Chairman of the Company’s Board of Directors.

Three Months Ended June 30, 2022

For the second quarter ended June 30, 2022, the Company reported revenue of $12.7 million compared to $9.8 million for the second quarter 2021. Net income was $3.2 million, or $0.26 per diluted share, compared to $1.5 million, or $0.12 per diluted share for the second quarter 2021. The increase in net income and diluted earnings per share is primarily the result of a $2.9 million increase in revenue for the second quarter 2022.

Non-GAAP net income was $3.3 million for the quarter ended June 30, 2022, which excludes $0.09 million of stock compensation expense, net of tax expense. Non-GAAP net income was $1.7 million for the quarter ended June 30, 2021, which excludes $0.3 million of stock compensation expense, net of tax expense.

Six Months Ended June 30, 2022

For the six months ended June 30, 2022, the Company reported revenue of $25.0 million compared to $19.0 million for the same period in 2021. Net income was $5.7 million, or $0.45 per diluted share, compared to $2.9 million, or $0.23 per diluted share for the same period in 2021. The increase in net income and diluted earnings per share is primarily the result of a $6.0 million increase in revenue for the six months ended June 30, 2022.

Non-GAAP net income was $6.2 million for the six months ended June 30, 2022, which excludes $0.4 million of stock compensation expense, net of tax expense. Non-GAAP net income was $3.4 million for the six months ended June 30, 2021, which excludes $0.5 million of stock compensation expense, net of tax expense. Non-GAAP earnings per diluted share was $0.49 for the six months ended June 30, 2022, compared to $0.27 for the same period in 2021.

Revenue Information:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Devices:
MRI compatible IV infusion pump system	$3,853,016	$2,456,767	$7,134,955	$5,960,114
MRI Compatible Patient Vital Signs Monitoring Systems	4,921,619	3,377,719	10,116,370	5,981,549
Total Devices revenue	8,774,635	5,834,486	17,251,325	11,941,663
Disposables, services and other	3,430,004	3,490,969	6,748,907	6,126,435
Amortization of extended warranty agreements	516,930	484,968	1,032,047	966,321
Total revenue	$12,721,569	$9,810,423	$25,032,279	$19,034,419

For the second quarter 2022, domestic sales were 85.0 percent of total revenue, compared to 82.0 percent for the first quarter 2021. Gross profit margin was 79.7 percent for the second quarter 2022, compared to 76.2 percent for the second quarter 2021.

For the six months ended June 30, 2022, domestic sales were 83.1 percent of total revenue, compared to 80.5 percent for the first quarter 2021. Gross profit margin was 78.0 percent for the second quarter 2022, compared to 75.6 percent for the second quarter 2021.

Cash Flow:

For the three months ended June 30, 2022, cash from operations was $1.6 million, compared to $3.6 million for the same period in 2021.

For the six months ended June 30, 2022, cash from operations was $3.1 million, compared to $4.5 million for the same period in 2021.

Financial Guidance:

For the third quarter 2022, the Company expects to report revenue of $13.1 million to $13.3 million, GAAP diluted earnings per share of $0.21 to $0.24, and non-GAAP diluted earnings per share of $0.22 to $0.25.

As announced after the first quarter, the Company increased its full year 2022 financial guidance and expects to report revenue of $52.5 million to $53.2 million, GAAP diluted earnings per share of $0.89 to $0.95, and non-GAAP diluted earnings per share of $0.96 to $1.03. The Company previously expected revenue of $51.4 million to $52.2 million, GAAP diluted earnings per share of $0.82 to $0.90, and non- GAAP diluted earnings per share of $0.91 to $1.01.

The Company’s non-GAAP diluted earnings per share guidance excludes stock-based compensation expense, net of tax, which the Company expects to be approximately $0.3 million and $1.1 million for the third quarter 2022 and the full year, respectively.

Use of non-GAAP Financial Measures

The Company believes the use of non-GAAP net income, free cash flow and infrequent income tax items are helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with U.S. GAAP.

We calculate non-GAAP net income as net income excluding (1) stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period; (2) operating expenses, net of tax, that we believe are not indicative of the Company’s on-going core operating performance, and; (3) infrequent tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes. We calculate free cash flow as net cash provided by operating activities, less net cash used in investing activities for purchases of property and equipment.

We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our shareholders through various means.

All of our non-GAAP financial measures are important tools for financial and operational decision making and for evaluating our on-going core operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

IRADIMED has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, July 29, 2022. Individuals interested in participating in the conference call may do so by registering here https://register.vevent.com/register/BI3271df296f5d41f5a8b888dee69b451c. Once registered, a dial-in number and unique pin will be provided to dial in.

The conference call will also be available real-time via the internet at https://edge.media-server.com/mmc/p/3y35zjak. A recording of the call will be available on the Company’s website following the completion of the call.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in the development of innovative Magnetic Resonance Imaging (“MRI”) compatible medical devices. We develop, manufacture, market and distribute MRI compatible medical devices and accessories, disposables and services relating to them.

We are the only known provider of a non-magnetic intravenous (“IV”) infusion pump system that is specifically designed to be safe for use during MRI procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components which can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has been designed with a non-magnetic ultrasonic motor, uniquely designed non-ferrous parts and other special features to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe and dependable fluid delivery before, during and after an MRI scan, which is important to critically ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated to remain immobile during an MRI scan.

Our 3880 MRI compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features to safely and accurately monitor a patient’s vital signs during various MRI procedures. The IRADIMED 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The IRADIMED 3880 has a compact, lightweight design allowing it to travel with the patient from their critical care unit, to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the IRADIMED 3880 include: wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; invasive and non-invasive blood pressure; patient temperature, and; optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The IRADIMED 3880 MRI compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians.

For more information please visit www.iradimed.com.

Forward-Looking Statements

This press release contains forward-looking statements (i.e., statements which are not historical facts). Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made, and which reflect management's current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, impacts of the COVID-19 pandemic, including the impact of existing and new variants, and measures taken in response; potential disruptions in our limited supply chain for our products; the Company’s ability to receive FDA 510(k) clearance for new products and product candidates; unexpected costs, delays or diversion of management’s attention associated with the design, manufacture or sale of new products; the Company’s ability to implement successful sales techniques for existing and future products and evaluate the effectiveness of its sales techniques; additional actions, warnings or requests from the FDA or other regulatory bodies; our significant reliance on a limited number of products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations. Further information on these and other factors that could affect the Company’s financial results is included in filings we make with the Securities and Exchange Commission from time to time. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION
CONDENSED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$52,157,539	$61,999,550
Investments	—	501,855
Accounts receivable, net	8,382,237	5,136,599
Inventory, net	4,857,181	4,299,799
Prepaid expenses and other current assets	802,466	1,000,716
Prepaid income taxes	2,295,548	3,306,438
Total current assets	68,494,972	76,244,957
Property and equipment, net	2,235,636	2,069,376
Intangible assets, net	1,543,132	1,118,584
Operating lease right-of-use asset	2,345,851	2,482,084
Deferred income taxes, net	902,912	765,096
Other assets	201,334	201,325
Total assets	$75,723,837	$82,881,422
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$822,118	$782,903
Accrued payroll and benefits	2,269,167	2,814,560
Other accrued taxes	235,370	140,315
Warranty reserve	100,769	108,880
Deferred revenue	2,287,144	2,553,096
Current portion of operating lease liability	284,891	276,568
Other current liability	138,441	146,435
Total current liabilities	6,137,900	6,822,757
Deferred revenue	1,626,339	1,679,343
Operating lease liability	2,060,960	2,205,516
Total liabilities	9,825,199	10,707,616
Stockholders’ equity:
Common stock	1,256	1,254
Additional paid-in capital	25,733,821	25,160,618
Retained earnings	40,163,560	46,994,922
Accumulated other comprehensive income	—	17,012
Total stockholders’ equity	65,898,638	72,173,806
Total liabilities and stockholders’ equity	$75,723,837	$82,881,422

IRADIMED CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2022	2021	2022	2021
Revenue	$12,721,569	$9,810,423	$25,032,279	$19,034,419
Cost of revenue	2,581,806	2,478,122	5,512,992	4,639,802
Gross profit	10,139,763	7,332,301	19,519,287	14,394,617
Operating expenses:
General and administrative	2,402,795	2,564,619	5,118,746	4,994,988
Sales and marketing	2,907,788	2,469,777	5,977,344	4,848,901
Research and development	662,599	453,679	1,181,694	929,496
Total operating expenses	5,973,182	5,488,075	12,277,784	10,773,385
Income from operations	4,166,581	1,844,226	7,241,504	3,621,232
Other income (loss), net	13,102	13,195	(1,812)	7,532
Income before provision for income taxes	4,179,683	1,857,421	7,239,692	3,628,764
Provision for income tax expense	938,631	387,727	1,511,926	772,221
Net income	$3,241,052	$1,469,694	$5,727,766	$2,856,543
Net income per share:
Basic	$0.26	$0.12	$0.46	$0.23
Diluted	$0.26	$0.12	$0.45	$0.23
Weighted average shares outstanding:
Basic	12,560,812	12,313,563	12,556,837	12,312,078
Diluted	12,632,755	12,554,828	12,641,424	12,539,483

IRADIMED CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Operating activities:
Net income	$5,727,766	$2,856,543
Adjustments to reconcile net income to net cash provided by operating activities:
Change in allowance for doubtful accounts	21,370	(879)
Change in provision for excess and obsolete inventory	19,824	52,978
Depreciation and amortization	928,101	680,091
Gain on disposal of property and equipment	(4,894)	—
Stock-based compensation	574,362	705,753
Deferred income taxes, net	(144,948)	290,183
Loss on maturities of investments	(8,025)	(13,005)
Changes in operating assets and liabilities:
Accounts receivable	(3,295,542)	691,107
Inventory	(587,502)	(493,488)
Prepaid expenses and other current assets	(451,276)	(1,473,503)
Other assets	10,419	30,425
Accounts payable	(15,622)	(79,060)
Accrued payroll and benefits	(545,393)	295,292
Other accrued taxes	95,055	18,471
Warranty reserve	(8,111)	18,474
Deferred revenue	(253,074)	1,402,978
Other current liabilities	(7,994)	—
Prepaid income taxes	1,010,890	(468,588)
Net cash provided by operating activities	3,065,406	4,513,772
Investing activities:
Proceeds from maturities of investments	500,000	950,000
Purchases of property and equipment	(371,935)	(240,543)
Capitalized intangible assets	(475,198)	(100,410)
Net cash (used in) provided by investing activities	(347,133)	609,047
Financing activities:
Dividends paid	(12,559,127)	—
Proceeds from restricted stock excercises	71,949	22,695
Taxes paid related to net share settlement of equity awards	(73,106)	(54,581)
Net cash used in financing activities	(12,560,284)	(31,886)
Net (decrease) increase in cash and cash equivalents	(9,842,011)	5,090,933
Cash and cash equivalents, beginning of period	61,999,550	50,068,728
Cash and cash equivalents, end of period	$52,157,539	$55,159,661

IRADIMED CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$3,241,052	$1,469,694	$5,727,766	$2,856,543
Excluding:
Stock-based compensation expense, net of tax expense	90,873	270,571	431,347	533,380
Non-GAAP net income	$3,331,925	$1,740,265	$6,159,112	$3,389,923
Weighted-average shares outstanding – diluted	12,632,755	12,554,828	12,641,424	12,539,483
Non-GAAP net income per share – diluted	$0.26	$0.14	$0.49	$0.27

Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$1,639,218	$3,570,691	$3,065,405	$4,513,772
Less:
Purchases of property and equipment	188,583	108,225	371,935	240,543
Free cash flow	$1,450,635	$3,462,466	$2,693,470	$4,273,229

Media Contact:
John “Jack” Glenn Chief Financial Officer
iRadimed Corporation
(407) 677-8022
InvestorRelations@iradimed.com